Exhibit 5.1

Client: 19486-00030

June 11, 2014

CoStar Group, Inc.

1331 L Street NW

Washington, DC 20005

Re: CoStar Group, Inc.

Offering of 3,450,000 Shares of Common Stock

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-196466 (the “Registration Statement”), of CoStar Group, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of 3,450,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records of the Company and certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that Shares, when issued against payment therefor, will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the United States of America and the Delaware General Corporation Law. This opinion is limited to the effect of the current state of the laws of the United States of America and the Delaware General Corporation Law and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Validity of the Securities” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required

June 11, 2014

under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher, LLP